Exhibit 99.1

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2017 RESULTS

- Company Reaffirms 2017 Annual Guidance -

JERICHO, NY, May 4, 2017 — Getty Realty Corp. (NYSE:GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended March 31, 2017.

Highlights For The First Quarter

•	Net earnings of $0.28 per share

•	Funds From Operations (FFO) of $0.52 per share

•	Adjusted Funds From Operations (AFFO) of $0.41 per share

•	Acquired five properties for $6.2 million

•	Executed leases on two new redevelopment projects

•	Sold six properties for $1.4 million

Christopher J. Constant, Getty’s President & Chief Executive Officer stated, “We are pleased with our strong start to 2017, as our portfolio of convenience store and gasoline station properties delivered a year-over-year increase in net earnings, FFO and AFFO per share. We have successfully repositioned our portfolio, and have now turned our focus to growing and enhancing our portfolio through disciplined acquisitions and redevelopment projects, along with ongoing select dispositions as we further refine our portfolio. During the balance of the year, we expect to continue to evolve our portfolio and pursue opportunities to enhance the value of the enterprise to drive sustained results for our shareholders.”

Net Earnings

The Company reported net earnings for the quarter ended March 31, 2017, of $9.7 million, or $0.28 per share, as compared to net earnings of $7.7 million, or $0.23 per share, for the same period in 2016. Net earnings for the quarter ended March 31, 2017, were impacted by certain items as described in Notable Items below.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended March 31, 2017, was $18.2 million, or $0.52 per share, as compared to $14.1 million, or $0.42 per share, for the same period in 2016.

AFFO for the quarter ended March 31, 2017, was $14.5 million, or $0.41 per share, as compared to $13.2 million, or $0.39 per share, for the same period in 2016.

FFO and AFFO for the quarter ended March 31, 2017, were impacted by certain items as described in Notable Items below.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Notable Items

Results for the quarter ended March 31, 2017, included $0.3 million of environmental insurance reimbursements and other income, which resulted in a net benefit to the Company of $0.01 per share in the aggregate.

Results of Operations

Revenues from rental properties in continuing operations, which consists of rental income contractually due or received from our tenants and revenue recognition adjustments, were $24.3 million for the quarter ended March 31, 2017, as compared to $24.4 million for the same period in 2016. Rental income contractually due or received from our tenants was $23.9 million for the three months ended March 31, 2017, as compared to $23.4 million for the three months ended March 31, 2016. Revenue recognition adjustments were $0.4 million for the three months ended March 31, 2017, and $1.0 million for the three months ended March 31, 2016.

Property costs from continuing operations decreased by $0.8 million to $4.5 million for the quarter ended March 31, 2017, as compared to $5.3 million for the same period in 2016, principally due to decreases in reimbursable tenant expenses and real estate taxes.

Environmental expenses from continuing operations decreased by $1.3 million to a credit of $0.5 million for the quarter ended March 31, 2017, as compared to an expense of $0.8 million for the same period in 2016, principally due to decreases in non-cash environmental remediation costs. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations decreased by $0.5 million to $3.5 million for the quarter ended March 31, 2017, as compared to $4.0 million for the same period in 2016. The reduction in general and administrative expenses for the quarter ended March 31, 2017, was principally due to reductions in legal and professional fees, and non-recurring employee related expenses.

Impairment charges in continuing operations were $2.3 million for the quarter ended March 31, 2017, as compared to $2.0 million for the same period in 2016. Impairment charges in continuing operations for the quarters ended March 31, 2017 and 2016, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain properties.

Portfolio Activities

During the quarter, the Company acquired fee simple interests in five properties for $6.2 million in the aggregate. Subsequent to March 31, 2017, the Company acquired a fee simple interest in one property for $2.8 million.

During the quarter, the Company sold six properties for $1.4 million in the aggregate. Subsequent to March 31, 2017, the Company sold one additional property for $0.6 million.

As of March 31, 2017, the Company was actively redeveloping seven of its former convenience store and gas station properties for alternative single-tenant net lease retail uses. As of March 31, 2017, the Company had signed leases on eight properties, which are currently part of its net lease portfolio, and are expected to be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of March 31, 2017, the Company had $300.0 million of outstanding indebtedness with a weighted average interest rate of 4.8%. The Company’s indebtedness consisted of $75.0 million drawn on its Credit Agreement and $225.0 million of Senior Unsecured Notes. Total cash and cash equivalents were $18.1 million as of March 31, 2017.

2017 Guidance

The Company reaffirms its 2017 AFFO guidance at a range of $1.54 to $1.60 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s First Quarter Earnings Conference Call is scheduled for Friday, May 5, 2017, at 8:30 a.m. EDT. To participate in the call, please dial (877) 545-1403, or (719) 325-4754 for international participants, ten minutes before the scheduled start time. Participants may also access the call via live webcast by visiting the investors section of the Company’s website at ir.gettyrealty.com.

A replay will be available on Friday, May 5, 2017, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Friday, May 12, 2017. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 5731311.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store and gasoline station properties. As of March 31, 2017, the Company owned 736 properties and leased 87 properties from-third party landlords in 24 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less revenue recognition adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs for business combinations are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash revenue recognition adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) environmental accretion expense and changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes that it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, AND THOSE REGARDING THE COMPANY’S 2017 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2017	December 31, 2016
ASSETS:
Real estate:
Land	$474,393	$474,115
Buildings and improvements	306,716	306,980
Construction in progress	622	426

	781,731	781,521
Less accumulated depreciation and amortization	(122,626)	(120,576)

Real estate held for use, net	659,105	660,945
Real estate held for sale, net	739	645

Real estate, net	659,844	661,590
Investment in direct financing leases, net	91,518	92,097
Notes and mortgages receivable	32,529	32,737
Cash and cash equivalents	18,056	12,523
Restricted cash	771	671
Deferred rent receivable	30,778	29,966
Accounts receivable, net of allowance of $1,965 and $2,006, respectively	1,742	4,118
Prepaid expenses and other assets	40,936	43,604

Total assets	$876,174	$877,306

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$73,976	$123,801
Senior unsecured notes, net	224,627	174,743
Environmental remediation obligations	68,824	74,516
Dividends payable	9,827	9,742
Accounts payable and accrued liabilities	64,331	63,586

Total liabilities	441,585	446,388

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 34,597,028 and 34,393,114 shares issued and outstanding, respectively	346	344
Additional paid-in capital	489,451	485,659
Dividends paid in excess of earnings	(55,208)	(55,085)

Total shareholders’ equity	434,589	430,918

Total liabilities and shareholders’ equity	$876,174	$877,306

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
Revenues from rental properties	$24,263	$24,388
Tenant reimbursements	2,627	2,921
Interest on notes and mortgages receivable	758	1,118

Total revenues	27,648	28,427

Operating expenses:
Property costs	4,531	5,290
Impairments	2,284	1,989
Environmental	(540)	815
General and administrative	3,493	4,044
Allowance for uncollectible accounts	132	230
Depreciation and amortization	4,392	4,622

Total operating expenses	14,292	16,990

Operating income	13,356	11,437
(Loss) gains on dispositions of real estate	(331)	644
Other income (expense), net	234	(24)
Interest expense	(4,080)	(4,215)

Earnings from continuing operations	9,179	7,842
Discontinued operations:
Earnings from operating activities	525	18
(Loss) gains on dispositions of real estate	—	(157)

Earnings (loss) from discontinued operations	525	(139)

Net earnings	$9,704	$7,703

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.26	$0.23
Earnings (loss) from discontinued operations	0.02	0.00

Net earnings	$0.28	$0.23

Weighted average common shares outstanding:
Basic and diluted	34,555	33,659

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net earnings	$9,704	$7,703
Depreciation and amortization of real estate assets	4,392	4,622
Loss (gains) on dispositions of real estate	331	(487)
Impairments	3,737	2,309

Funds from operations	18,164	14,147
Revenue recognition adjustments	(419)	(952)
Changes in environmental estimates	(4,317)	(987)
Accretion expense	1,033	953

Adjusted funds from operations	$14,461	$13,161

Basic and diluted per share amounts:
Earnings per share	$0.28	$0.23
Funds from operations per share	0.52	0.42
Adjusted funds from operations per share	$0.41	$0.39
Basic and diluted weighted average shares outstanding	34,555	33,659

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com